SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008
Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  UNREGISTERED SALES OF EQUITY SECURITIES.

As of August 29, 2008, Charter Communications, Inc. (the "Company") entered into exchange agreements with each of the four holders (the "Holders") of the Company's Series A Convertible Redeemable Preferred Stock ("Preferred Stock").  Pursuant to the exchange agreements, the Holders exchanged 36,713 shares of Preferred Stock having a liquidation preference of $4,840,985 for 4,699,986 shares of the Company's Class A Common Stock ("Common Stock") based on the closing price of the Common Stock on August 25, 2008.  The shares of Preferred Stock were cancelled by the Company and no shares of Preferred Stock remain outstanding.

The shares of Common Stock issued in exchange for the Preferred Stock were not registered and were issued pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.  Specifically, the shares of Common Stock were exchanged by the Company with the existing Holders of the Preferred Stock exclusively.  No commission or other remuneration was paid or given directly or indirectly for solicitation of the exchange.  The Company received no cash proceeds from the exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                      CHARTER COMMUNICATIONS, INC.
                      Registrant

Dated: September 4,  2008

By:/s/ Kevin D. Howard Name: Kevin D. Howard Title: Vice President, Controller and Chief Accounting Officer